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                                                                    EXHIBIT 10.4

                         OPHIDIAN PHARMACEUTICALS, INC.
                        1992 EMPLOYEE STOCK OPTION PLAN
                     AS AMENDED AND RESTATED JULY 30, 1996


     1. PURPOSE. The purpose of the Ophidian Pharmaceuticals, Inc. Employee Stock Option Plan (the "Plan") is to encourage Employees and certain members of and Advisors to the Board of Directors of Ophidian Pharmaceuticals, Inc. (the "Company"), to acquire stock ownership in the Company, to provide an incentive to such Employees, Directors, and Advisors to promote the financial success of the Company, and to enable the Company to attract and retain the personnel, Directors, and Advisors necessary for continued growth and profitability.

     2. EFFECTIVE DATE OF PLAN. The amended Plan shall become effective as of July 30, 1996, and shall continue in effect for an indefinite period thereafter subject to termination as provided in Paragraph 17.

     3. ADMINISTRATION. The Plan shall be administered by the Committee described in Paragraph 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion, to determine those employees to whom Options shall be granted under the Plan ("Options"), Option Price, the Option Periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relation to the Plan, to determine the terms and provisions of the respective Option Agreements described in Paragraph 14 (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     4. COMMITTEE. The Committee shall consist of not less than three members of the Board of Directors who are not eligible and have not at any time within one year prior to the appointment to the Committee been eligible to receive options under the Plan or any other plan of the Company entitling participants therein to acquire stock or stock options of the Company. The Committee shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed, and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute


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a quorum.  All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may hold meetings by use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     5. ELIGIBILITY. Options shall be granted to those individuals designated as eligible Employees, Directors, or Advisors ("Participants") by the Committee. The Committee shall inform each Employee, Director or Advisor so designated of his or her eligibility to participate in the Plan. Participation in the Plan shall be entirely voluntary. Directors who were members of the original Board of Directors of the Company shall not be eligible to receive Options. In addition, members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.

     6. STOCK SUBJECT TO PLAN. Only Common Stock of the Company may be issued pursuant to Options granted under this Plan. The maximum number of Common Shares that may be issued pursuant to the exercise of Options granted under the Plan shall be six hundred fifty seven thousand one hundred sixty (657,160) shares, reduced by the number of Shares for which Options are granted pursuant to the Ophidian Pharmaceuticals, Inc. Incentive Stock Option Plan dated August 1, 1990, as amended from time to time. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

     7. STOCK OPTIONS. The number of shares subject to any Option granted under this Plan shall be established by the Committee. The Committee shall notify each Participant of the number of shares subject to his or her Stock Option.

     8. OPTION PRICE. The Option Price per share shall be determined by the Committee at the time each Option is granted.

     9. OPTION PERIOD. The term of each Option shall be for a period determined by the Committee. Any Option shall be considered granted on the date the Committee acts to grant the Option, or such other date as the Committee shall specify. The Committee shall inform each Participant of the Option Period applicable to his or her Stock Option. Each Option shall be subject to earlier termination as described under Paragraphs 13, 13A and 17.

     10. EXERCISE OF OPTIONS. Each Option shall be exercised during the Option Period for such Option (subject to the restrictions in Paragraph 12 and in the Option Agreements referred to in Paragraph 14) by written notice delivered to an officer of the Company, stating the number of shares with respect to which the Option is being exercised. In no event shall the Company be required to transfer fractional shares to the Participant.

     11. PAYMENT FOR OPTION. Within five (5) business days following the date of exercise, the Participant shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their fair market

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value, as determined by the Committee, as of the date of exercise); or
(iii) any combination of (i) or (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire Option Price for the shares so purchased, certificates for such shares shall be delivered to the Participant. Such certificates shall bear a legend on the reverse side reflecting the transfer restrictions described in Paragraph 12.

     12. TRANSFER RESTRICTIONS. Shares of Common Stock purchased under the Plan are governed by, and may not be sold or otherwise disposed of except in compliance with (i) the Company's Bylaws and (ii) the registration requirements of the Securities Act of 1933 and any applicable state securities laws (unless such transaction is, in the opinion of counsel for the Company, exempt from registration under such Act and laws).

     13. TERMINATION OF EMPLOYMENT. Except as hereinafter provided or as provided in the Option Agreement with the Participant, no Option may be exercised later than three months after a Participant terminates employment with the Company. If termination of employment results from the deliberate, willful or gross misconduct of a Participant, then the Options may not be exercised and all of the Participants, rights in the Options shall be forfeited upon termination. If termination of employment results from the disability of a Participant within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, any Options may be exercised at any time within twelve months after such termination of employment, but in no event beyond the Option Period. If termination of employment results from the death of a Participant, the personal representative of the Participant's estate may exercise any Options at any time within twelve months after the death of such Participant, but in no even beyond the Option Period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment, including prohibition of such exercise.

     13.A. TERMINATION AS DIRECTOR OR ADVISOR. Except as hereinafter provided in the Option Agreement with the Participant, no Option may be exercised later than three months after a Participant who is a Director or Advisor of the Company terminates service as a Director or Advisor of the Company. If termination as a Director or Advisor results from the deliberate, willful or gross misconduct of a Participant, then the Options may not be exercised and all of the Participant's rights in the Option shall be forfeited upon termination. If termination as a Director or Advisor results from the disability of a Participant within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, any Options may be exercised at any time within twelve months after such termination as a Director or Advisor, but in no event beyond the Option Period. If termination as a Director or Advisor results from the death of a Participant, the personal representative of the Participant's estate may exercise any options at any time within twelve months after such termination as a Director or Advisor, but in no event beyond the Option Period. The Committee may impose additional restrictions upon the exercise of Options after termination as a Director or Advisor, including prohibition of such exercise.

     14. OPTION AGREEMENTS. Options granted pursuant to this Plan shall be evidenced by stock option agreement ("Option Agreements") between the Company and the Participant in such form as the Committee shall from time to time adopt.






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     15. NONTRANSFERABILITY OF OPTIONS.  Options under the Plan are not transferable by a Participant other than by will of the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant.

     16. ADJUSTMENT OF NUMBER OF SHARES. In the event of any change in the outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the Committee shall, consistent with such change, appropriately adjust the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under Option in outstanding Option Agreements, and the purchase price per share thereof. The determination of the Committee as to any such adjustment shall be final and conclusive. No adjustment or substitution provide for in this Paragraph shall require the Company to sell a fractional share and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     17. AMENDMENT, SUSPENSION OR TERMINATION. The Board of Directors may from time to time amend, suspend or terminate the Plan in such respects as the Board deems advisable. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any Option therefore granted to a Participant.

     18. APPLICABLE LAW. The Plan shall, to the extent not inconsistent with applicable federal law, be construed under the laws of the State of Wisconsin.